Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Securitize Holdings, Inc. of our report dated October 29, 2025, except for Note 3, (the fourth paragraph in) Note 13, and Note 20 as to which the date is January 1, 2026, relating to the consolidated financial statements of Securitize, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

January 28, 2026